United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 17, 2005

Fidelity National Financial, Inc.

(Exact name of Registrant as Specified in its Charter)

1-9396
(Commission File Number)

Delaware	86-0498599
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On May 17, 2005, Fidelity National Financial, Inc. (“FNF”) announced in a press release that its Board of Directors has approved a strategic restructuring that would result in the public distribution of a minority interest in FNF’s title insurance operations.

     Under the terms of the strategic restructuring plan, FNF would form a title insurance holding company (“THC”) that would serve as the parent company for FNF’s title insurance operations. FNF would then make a taxable distribution of 17.5% of the shares of the common stock of THC to FNF stockholders, while retaining ownership of the remaining 82.5% of THC’s common stock. As a result, FNF stockholders will receive .175 shares of THC common stock for each share of FNF common stock. THC would therefore become a majority-owned, publicly traded subsidiary of FNF. Completion of the taxable distribution to FNF stockholders is contingent upon a variety of conditions, including regulatory approval. This distribution of THC common stock to FNF stockholders is expected to occur in the third quarter of 2005. A copy of the press release is attached as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
99.1	Fidelity National Financial, Inc. Press Release Dated May 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date: May 17, 2005	By:	/s/ Alan L. Stinson
Name: Alan L. Stinson Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Fidelity National Financial, Inc. Press Release Dated May 17, 2005.